Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Laclede Group, Inc. of our report dated March 3, 2014 relating to the financial statements of Alabama Gas Corporation, which appear in Exhibit 99.1 of the Current Report on Form 8-K of The Laclede Group, Inc. dated June 3, 2014.

/s/ PRICEWATERHOUSECOOPERS LLP
Birmingham, Alabama
February 4, 2015